Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 333-87993) and related Re-Offer Prospectus of Acadia Realty Trust and to the incorporation by reference therein of our report dated March 12, 2004, with respect to the consolidated financial statements and schedule of Acadia Realty Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

March 18, 2004
New York, New York